Exhibit 32

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Universal Electronics Inc. (the “Company”), hereby certifies that the Company’s Form 10-Q for the fiscal quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated: November 9, 2004	By:	/s/ Paul D. Arling
Chief Executive Officer

	By:	/s/ Bernard J. Pitz
Chief Financial Officer

A signed original of this written statement has been provided to Universal Electronics Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.